UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2014

TRANSOCEAN PARTNERS LLC
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-36584	66-0818288
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Deepwater House Kingswells Causeway Prime Four Business Park Aberdeen Scotland United Kingdom	AB15 8PU
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +44 1224 945 100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On November 4, 2014, pursuant to the terms of the Second Amended and Restated Limited Liability Company Agreement of Transocean Partners LLC (the “Company”), Transocean Partners Holdings Limited appointed Samuel Merksamer, John Kirby Plaxton and Norman J. Szydlowski to the Board of Directors (the “Board”) of the Company as directors effective as of that date to serve until completion of the Company’s next annual meeting.

Also on November 4, 2014, the Board appointed Mr. Michael Lynch-Bell, Mr. Merksamer and Mr. Plaxton to the Compensation Committee of the Board and Mr. Szydlowski to the Audit Committee of the Board.

In connection with their appointment, it is anticipated that Mr. Merksamer, Mr. Plaxton and Mr. Szydlowski will each receive an annual retainer of US$150,000 (pro-rated for their period of service), to be paid pro rata on a quarterly basis.

On November 4, 2014, the Company issued a press release announcing the appointment of the new directors. A copy of the press release is filed as as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.        Description

99.1            Press Release of Transocean Partners LLC dated November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN PARTNERS LLC

Date: November 5, 2014	By	/s/ Raoul F. Dias
Raoul F. Dias
Authorized Person